Exhibit 10.5

TERMINATION OF NOL PRESERVATION AGREEMENT

This Termination of NOL Preservation Agreement (this “Termination Agreement”), dated as of October 20, 2017, is entered into by and between Golden Entertainment, Inc., a Minnesota corporation (the “Company”), The Blake L. Sartini and Delise F. Sartini Family Trust (including any successor or assign of any such investor, hereinafter the “Sartini Investor”), and the several investor signatories who are parties hereto (the “Other Investors” and together with the Sartini Investor, the “Investors”).

WHEREAS, the Company, LG Acquisition Corporation, a Nevada corporation, Sartini Gaming, Inc., a Nevada corporation and The Blake L. Sartini and Delise F. Sartini Family Trust entered into a certain Agreement and Plan of Merger, dated January 25, 2015 (the “Merger Agreement”);

WHEREAS, pursuant to Section 5.15 of the Merger Agreement, the Company and the Investors entered into a certain NOL Preservation Agreement, dated July 31, 2015 (the “NOL Agreement”); and

WHEREAS, the Company and the Investors now desire to terminate the NOL Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors agree as follows:

1. Termination. The Company and each Investor hereby agree that the NOL Agreement shall terminate in full and be of no further force and effect, effective immediately following the “Closing” (as defined therein) under that certain Membership Interest Purchase Agreement by and among W2007/ACEP Managers Voteco, LLC, W2007/ACEP Holdings, LLC and the Company dated as of June 10, 2017, as the same may be amended from time to time.

2. Miscellaneous.

(a) This Termination Agreement is governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to the conflict of laws provisions of such State.

(b) This Termination Agreement shall inure to the benefit of and be binding upon each of the Investors and each of their respective permitted successors and permitted assigns.

(c) This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Investors have executed this Termination Agreement as of the date first written above.

THE COMPANY:

GOLDEN ENTERTAINMENT, INC.

By:	/s/ Charles H. Protell
Name:	Charles H. Protell
Title:	Executive Vice President, Chief Strategy Officer and Chief Financial Officer

SARTINI INVESTOR:

THE BLAKE L. SARTINI AND DELISE F. SARTINI FAMILY TRUST

Signature:	/s/ Blake L. Sartini
Blake L. Sartini
Trustee

IN WITNESS WHEREOF, the Company and the Investors have caused this Termination Agreement to be duly executed as of the date first written above.

OTHER INVESTORS:

LYLE A. BERMAN

By:	/s/ Lyle A. Berman

BERMAN CONSULTING CORPORATION

By:	/s/ Lyle A. Berman
Name: Lyle A. Berman
Title: President

BERMAN CONSULTING CORPORATION PROFIT SHARING PLAN

By:	/s/ Lyle A. Berman
Name: Lyle A. Berman
Title: President

LYLE A. BERMAN REVOCABLE TRUST

By:	/s/ Lyle A. Berman
Name: Lyle A. Berman
Title: Trustee

IN WITNESS WHEREOF, the Company and the Investors have caused this Termination Agreement to be duly executed as of the date first written above.

OTHER INVESTORS (cont’d):

BRADLEY BERMAN IRREVOCABLE TRUST

By:	/s/ Neil Sell
Name: Neil Sell
Title: Trustee

JULIE BERMAN IRREVOCABLE TRUST

By:	/s/ Neil Sell
Name: Neil Sell
Title: Trustee

AMY BERMAN IRREVOCABLE TRUST

By:	/s/ Neil Sell
Name: Neil Sell
Title: Trustee

JESSIE LYNN BERMAN IRREVOCABLE TRUST

By:	/s/ Neil Sell
Name: Neil Sell
Title: Trustee